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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            February 18, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF MPS-277                              717531   2-82868    811-1777
DEFINED ASSET FUNDS-MITF MPS-278                              718113   2-83118    811-1777


DEFINED ASSET FUNDS-CIF MPS-310                               781815   33-49113   811-2295


DEFINED ASSET FUNDS- IS-197 DAF                               803881   33-50761   811-1777

DEFINED ASSET FUNDS-MITF MSS 9Q                               868188   33-44049   811-1777


DEFINED ASSET FUNDS-GSIF MPUSTS-15                            893109   33-49181   811-2810


DEFINED ASSET FUNDS- MPS-551 DAF                              924281   33-56171   811-1777
DEFINED ASSET FUNDS- MPS-552 DAF                              924287   33-56495   811-1777
DEFINED ASSET FUNDS- MPS-563 DAF                              924306   33-62771   811-1777

DEFINED ASSET FUNDS- ITS-262 DAF                              924354   33-63391   811-1777

TOTAL:   10 FUNDS

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